SUN COMMUNITIES, INC.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

FIRST QUARTER 2018

NEWS RELEASE
April 23, 2018

Sun Communities, Inc. Reports 2018 First Quarter Results

Southfield, Michigan, April 23, 2018 – Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates, or has an interest in, manufactured housing (“MH”) and recreational vehicle (“RV”) communities, today reported its first quarter results for 2018.

Financial Results for the Three Months Ended March 31, 2018

For the three months ended March 31, 2018, total revenues increased $23.5 million, or 10.0 percent, to $257.9 million compared to $234.4 million for the same period in 2017. Net income attributable to common stockholders was $30.0 million, or $0.38 per diluted common share, for the three months ended March 31, 2018, as compared to net income attributable to common stockholders of $21.1 million, or $0.29 net income per diluted common share, for the same period in 2017.

Non-GAAP Financial Measures and Portfolio Performance

•
Core Funds from Operations (“Core FFO”)(1) for the three months ended March 31, 2018, was $1.14 per diluted share and OP unit (“Share”) as compared to $1.10 in the prior year, an increase of 3.6 percent.

•	Same Community(2) Net Operating Income (“NOI”)(1) increased by 5.3 percent for the three months ended March 31, 2018, as compared to the same period in 2017.

•	Recurring EBITDA(1) increased by 8.0 percent for the three months ended March 31, 2018, as compared to the same period in 2017.

•
Home sales volumes increased 1.3 percent for the three months ended March 31, 2018, as compared to the same period in 2017. New home sales volumes increased 39.5 percent to 106 for the three months ended March 31, 2018, as compared to 76 in the same period in 2017.

•	Revenue producing sites increased by 616 sites for the three months ended March 31, 2018, as compared to a 687 site increase in the same period in 2017.

“Our positive results in the first quarter of 2018 were driven by solid occupancy gains, strong home sales and rentals, and a robust winter RV season,” said Gary A. Shiffman, Chairman and Chief Executive Officer. “Our continued revenue growth underscores the ongoing demand for Sun’s communities. Furthermore, we delivered 246 new expansion sites in the quarter, which should contribute to our growth as they become revenue producing sites over time. Finally, our well positioned balance sheet supports an active pipeline of acquisition opportunities as we continue to pursue single asset and small portfolio investments. These combined elements are essential to Sun’s ability to generate superior total shareholder return over time.”

i

OPERATING HIGHLIGHTS

Community Occupancy

Total portfolio occupancy was 95.8 percent at March 31, 2018, compared to 95.9 percent at March 31, 2017. The slight decline in occupancy was primarily attributable to recently completed but vacant MH expansion sites.

During the three months ended March 31, 2018, revenue producing sites increased by 616 sites, as compared to a 687 revenue producing site increase during the first quarter of 2017.

Same Community(2) Results

For the 336 stabilized communities owned and operated by the Company since January 1, 2017, NOI(1) for the three months ended March 31, 2018 increased 5.3 percent over the same period in 2017, as a result of a 5.7 percent increase in revenues and a 6.6 percent increase in operating expenses.  Operating expenses during the quarter increased primarily due to higher than expected insurance and utility expenses. Same Community occupancy(3) increased to 97.6 percent at March 31, 2018 from 95.4 percent at March 31, 2017.

Home Sales

During the three months ended March 31, 2018, the Company sold 837 homes as compared to 826 homes sold during the same period in 2017, a 1.3 percent increase.

Rental homes sales, which are included in total home sales, were 234 and 240 for the three months ended March 31, 2018 and 2017, respectively.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

Debt Transactions

During the quarter ended March 31, 2018, the Company repaid four collateralized term loans totaling $24.4 million with a weighted average interest rate of 6.36 percent, releasing three encumbered communities. The loans were due to mature in March 2019.

As of March 31, 2018, the Company had $3.1 billion of debt outstanding. The weighted average interest rate was 4.45 percent and the weighted average maturity was 8.5 years. The Company had $15.2 million of unrestricted cash on hand. At period-end the Company’s net debt to trailing twelve month Recurring EBITDA(1) ratio was 6.2 times.

Equity Transactions

After quarter end, the Company issued 220,000 shares of common stock through its At-the-Market equity sales program at a weighted average price of $91.31 per share. Net proceeds from the sales were $19.8 million.

2018 Distributions

As previously announced, the Company increased its annual distribution by 6.0 percent to $2.84 per common share from $2.68 per common share. The increase began with the distribution declared in March 2018 that was paid after quarter end.

GUIDANCE 2018

The Company affirms full year 2018 net income per diluted share to be in the range of $1.26 to $1.42 and Core FFO(1) per Share to be in the range of $4.48 to $4.58. The Company anticipates second quarter 2018 net income per diluted share to be in the range of $0.24 to $0.28 and Core FFO(1) per Share to be in the range of $1.03 to $1.06.

The Company is adjusting its 2018 Same Community NOI(1) growth guidance for the year by 25 basis points to 6.75 percent to 7.25 percent from the prior range of 7.0 percent to 7.5 percent. Guidance does not include prospective acquisitions or capital markets activity.

Core FFO(1) per Share estimates assume certain gain and loss items that management considers unrelated to the operational and financial performance of our core business will be adjusted from FFO(1). The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. The estimates and assumptions are forward looking based on the Company’s current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

EARNINGS CONFERENCE CALL

A conference call to discuss first quarter operating results will be held on Tuesday, April 24, 2018 at 1:00 P.M. (ET). To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through May 8, 2018 and can be accessed toll-free by calling 844-512-2921 or 412-317-6671. The Conference ID number for the call and the replay is 13677309. The conference call will be available live on Sun Communities’ website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of March 31, 2018, owned, operated, or had an interest in a portfolio of 350 communities comprising approximately 122,000 developed sites in 29 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate,” “guidance,” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, changes in foreign currency exchange rates, the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders. Further details of potential risks that may affect the Company are described in its periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

v

Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Samir Khanal	(212) 888-3796	samir.khanal@evercoreisi.com
Green Street Advisors	John Pawlowski	(949) 640-8780	jpawlowski@greenstreetadvisors.com
	Ryan Lumb	(949) 640-8780	rlumb@greenstreetadvisors.com
RBC Capital Markets	Wes Golladay	(440) 715-2650	wes.golladay@rbccm.com
Robert W. Baird & Co.	Drew Babin	(610) 238-6634	dbabin@rwbaird.com
Wells Fargo	Todd Stender	(562) 637-1371	todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500

1st Quarter 2018 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of March 31, 2018)

4,884
473
226
1,595
475
548
26,137
1,768
680
324
413
149
1,276
6,498
2,150
3,567
2,904
2,472
2,917
916
976
1,156
718
4,882
237
671
588
7,974
1,140
43,596
Number of Sites: 122,310
Headquarters

1st Quarter 2018 Supplemental Information     2          Sun Communities, Inc.

Balance Sheets
(amounts in thousands)

	3/31/2018	12/31/2017
ASSETS:
Land	$1,114,609	$1,107,838
Land improvements and buildings	5,128,186	5,102,014
Rental homes and improvements	538,672	528,074
Furniture, fixtures and equipment	148,197	144,953
Investment property	6,929,664	6,882,879
Accumulated depreciation	(1,287,010)	(1,237,525)
Investment property, net	5,642,654	5,645,354
Cash and cash equivalents	15,153	10,127
Inventory of manufactured homes	36,311	30,430
Notes and other receivables, net	193,851	163,496
Collateralized receivables, net (4)	123,155	128,246
Other assets, net	138,529	134,304
Total assets	$6,149,653	$6,111,957
LIABILITIES:
Mortgage loans payable	$2,826,225	$2,867,356
Secured borrowings (4)	124,077	129,182
Preferred OP units - mandatorily redeemable	37,338	41,443
Lines of credit	141,800	41,257
Distributions payable	58,663	55,225
Other liabilities	282,993	270,741
Total liabilities	3,471,096	3,405,204
Series A-4 preferred stock	32,414	32,414
Series A-4 preferred OP units	10,492	10,652
STOCKHOLDERS' EQUITY:
Common stock	799	797
Additional paid-in capital	3,759,066	3,758,533
Accumulated other comprehensive (loss) / income	(670)	1,102
Distributions in excess of accumulated earnings	(1,187,563)	(1,162,001)
Total SUI stockholder's equity	2,571,632	2,598,431
Noncontrolling interests:
Common and preferred OP units	59,268	60,971
Consolidated variable interest entities	4,751	4,285
Total noncontrolling interest	64,019	65,256
Total stockholders' equity	2,635,651	2,663,687
Total liabilities & stockholders' equity	$6,149,653	$6,111,957

1st Quarter 2018 Supplemental Information     3          Sun Communities, Inc.

Statements of Operations - Quarter to Date Comparison
(amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017	Change	% Change
REVENUES:
Income from real property (excluding transient revenue)	$175,210	$161,876	$13,334	8.2%
Transient revenue	22,001	21,178	823	3.9%
Revenue from home sales	34,900	27,263	7,637	28.0%
Rental home revenue	13,020	12,339	681	5.5%
Ancillary revenues	6,568	6,219	349	5.6%
Interest	5,316	4,646	670	14.4%
Brokerage commissions and other revenues, net	901	879	22	2.5%
Total revenues	257,916	234,400	23,516	10.0%

EXPENSES:
Property operating and maintenance	51,630	47,166	4,464	9.5%
Real estate taxes	13,836	13,143	693	5.3%
Cost of home sales	26,571	20,883	5,688	27.2%
Rental home operating and maintenance	5,170	5,102	68	1.3%
Ancillary expenses	5,266	4,668	598	12.8%
Home selling expenses	3,290	3,111	179	5.8%
General and administrative	19,931	17,932	1,999	11.1%
Transaction costs (5)	—	2,386	(2,386)	100.0%
Catastrophic weather related charges, net	(2,213)	87	(2,300)	(2,643.7)%
Depreciation and amortization	66,437	62,766	3,671	5.8%
Loss on extinguishment of debt	196	466	(270)	(57.9)%
Interest	31,138	31,322	(184)	(0.6)%
Interest on mandatorily redeemable preferred OP units	619	784	(165)	(21.0)%
Total expenses	221,871	209,816	12,055	5.7%
Income before other items	36,045	24,584	11,461	46.6%
Other (expense) / income, net (6)	(2,617)	839	(3,456)	(411.9)%
Current tax expense	(174)	(178)	4	2.2%
Deferred tax benefit	347	300	47	15.7%
Net income	33,601	25,545	8,056	31.5%
Less: Preferred return to preferred OP units	(1,080)	(1,174)	94	(8.0)%
Less: Amounts attributable to noncontrolling interests	(2,094)	(1,088)	(1,006)	92.5%
Less: Preferred stock distribution	(441)	(2,179)	1,738	(79.8)%
NET INCOME ATTRIBUTABLE TO SUI	$29,986	$21,104	$8,882	42.1%

Weighted average common shares outstanding:
Basic	78,855	72,677	6,178	8.5%
Diluted	79,464	73,120	6,344	8.7%
Earnings per share:
Basic	$0.38	$0.29	$0.09	31.0%
Diluted	$0.38	$0.29	$0.09	31.0%

1st Quarter 2018 Supplemental Information     4          Sun Communities, Inc.

Outstanding Securities and Capitalization
(in thousands except for *)

Outstanding Securities - As of March 31, 2018

	Number of Units/Shares Outstanding	Conversion Rate*	If Converted	Issuance Price per unit*	Annual Distribution Rate*
Convertible Securities
Series A-1 preferred OP units	342	2.4390	834	$100	6.0%
Series A-3 preferred OP units	40	1.8605	74	$100	4.5%
Series A-4 preferred OP units	422	0.4444	188	$25	6.5%
Series C preferred OP units	316	1.1100	351	$100	4.5%
Common OP units	2,739	1.0000	2,739	N/A	Mirrors common shares distributions
Series A-4 cumulative convertible preferred stock	1,085	0.4444	482	$25	6.5%

Non-Convertible Securities
Common shares	79,885	N/A	N/A	N/A	$2.84^
^ Annual distribution is based on the last quarterly distribution annualized.

Capitalization - As of March 31, 2018

Equity	Shares	Share Price*	Total
Common shares	79,885	$91.37	$7,299,092
Common OP units	2,739	$91.37	250,262
Subtotal	82,624		$7,549,354

Series A-1 preferred OP units	834	$91.37	76,203
Series A-3 preferred OP units	74	$91.37	6,761
Series A-4 preferred OP units	188	$91.37	17,178
Series C preferred OP units	351	$91.37	32,071
Total diluted shares outstanding	84,071		$7,681,567

Debt
Mortgage loans payable			$2,826,225
Secured borrowings (4)			124,077
Preferred OP units - mandatorily redeemable			37,338
Lines of credit			141,800
Total Debt			$3,129,440

Preferred
A-4 preferred stock	1,085	$25.00	$27,125
Total Capitalization			$10,838,132

1st Quarter 2018 Supplemental Information     5          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

1st Quarter 2018 Supplemental Information     6          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Funds from Operations
(amounts in thousands except for per share data)

	Three Months Ended March 31,
	2018	2017
Net income attributable to Sun Communities, Inc. common stockholders	$29,986	$21,104
Adjustments:
Depreciation and amortization	66,646	62,817
Amounts attributable to noncontrolling interests	1,889	900
Preferred return to preferred OP units	553	586
Preferred distribution to Series A-4 preferred stock	441	665
Gain on disposition of assets, net	(4,539)	(2,681)
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8)	$94,976	$83,391
Adjustments:
Transaction costs (5)	—	2,386
Other acquisition related costs (7)	135	844
Loss on extinguishment of debt	196	466
Catastrophic weather related charges, net	(2,213)	87
Loss of earnings - catastrophic weather related (9)	325	—
Other expense / (income), net (6)	2,617	(839)
Debt premium write-off	(782)	(414)
Deferred tax benefit	(347)	(300)
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8)	$94,907	$85,621

Weighted average common shares outstanding - basic:	78,855	72,677
Add:
Common stock issuable upon conversion of stock options	2	2
Restricted stock	607	561
Common OP units	2,741	2,754
Common stock issuable upon conversion of Series A-1 preferred OP units	836	892
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75
Common stock issuable upon conversion of Series A-4 preferred stock	482	727
Weighted average common shares outstanding - fully diluted	83,598	77,688

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8) per share - fully diluted	$1.14	$1.07
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8) per share - fully diluted	$1.14	$1.10

1st Quarter 2018 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA
(amounts in thousands)

	Three Months Ended March 31,
	2018	2017
Net income attributable to Sun Communities, Inc., common stockholders	$29,986	$21,104
Adjustments:
Interest expense (net of debt premium write-offs of $0.8 million and $0.4 million in Q1 2018 and Q1 2017, respectively)	31,757	32,106
Loss on extinguishment of debt	196	466
Current tax expense	174	178
Deferred tax benefit	(347)	(300)
Depreciation and amortization	66,437	62,766
Gain on disposition of assets, net	(4,539)	(2,681)
EBITDAre (1)	$123,664	$113,639
Adjustments:
Transaction costs (5)	—	2,386
Other expense / (income), net (6)	2,617	(839)
Catastrophic weather related charges, net	(2,213)	87
Amounts attributable to noncontrolling interests	2,094	1,088
Preferred return to preferred OP units	1,080	1,174
Preferred stock distribution	441	2,179
Plus: Gain on dispositions of assets, net	4,539	2,681
Recurring EBITDA (1)	$132,222	$122,395

1st Quarter 2018 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Net Operating Income
(amounts in thousands)

	Three Months Ended March 31,
	2018	2017
Net income attributable to Sun Communities, Inc., common stockholders:	$29,986	$21,104
Other revenues	(6,217)	(5,525)
Home selling expenses	3,290	3,111
General and administrative	19,931	17,932
Transaction costs (5)	—	2,386
Depreciation and amortization	66,437	62,766
Loss on extinguishment of debt	196	466
Interest expense	31,757	32,106
Catastrophic weather related charges, net	(2,213)	87
Other expense / (income), net (6)	2,617	(839)
Current tax expense	174	178
Deferred tax benefit	(347)	(300)
Preferred return to preferred OP units	1,080	1,174
Amounts attributable to noncontrolling interests	2,094	1,088
Preferred stock distributions	441	2,179
NOI(1) / Gross Profit	$149,226	$137,913

	Three Months Ended March 31,
	2018	2017
Real Property NOI (1)	$131,745	$122,745
Rental Program NOI (1)	24,159	22,956
Home Sales NOI (1) / Gross Profit	8,329	6,380
Ancillary NOI (1) / Gross Profit	1,302	1,551
Site rent from Rental Program (included in Real Property NOI) (1)(10)	(16,309)	(15,719)
NOI (1) / Gross profit	$149,226	$137,913

1st Quarter 2018 Supplemental Information     9          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

1st Quarter 2018 Supplemental Information     10          Sun Communities, Inc.

Financial and Operating Highlights
(amounts in thousands, except for *)

	Quarter Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
FINANCIAL INFORMATION
Total revenues	$257,916	$242,026	$268,245	$237,899	$234,400
Net income	$33,601	$10,342	$28,958	$16,974	$25,545
Net income attributable to common stockholders	$29,986	$7,438	$24,115	$12,364	$21,104
Earnings per share basic*	$0.38	$0.09	$0.31	$0.16	$0.29
Earnings per share diluted*	$0.38	$0.09	$0.31	$0.16	$0.29

Recurring EBITDA (1)	$132,222	$119,408	$132,524	$114,324	$122,395
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8)	$94,976	$76,609	$86,917	$73,202	$83,391
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8)	$94,907	$81,812	$93,757	$76,194	$85,621
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8) per share - fully diluted*	$1.14	$0.92	$1.05	$0.92	$1.07
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (8) per share - fully diluted*	$1.14	$0.98	$1.13	$0.96	$1.10

BALANCE SHEETS
Total assets	$6,149,653	$6,111,957	$6,157,836	$6,178,713	$5,902,447
Total debt	$3,129,440	$3,079,238	$3,003,427	$3,018,653	$3,140,547
Total liabilities	$3,471,096	$3,405,204	$3,351,021	$3,373,695	$3,478,132

	Quarter Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
OPERATING INFORMATION*
New home sales	106	103	102	81	76
Pre-owned home sales	731	747	703	720	750
Total homes sold	837	850	805	801	826

Communities	350	350	348	344	342
Developed sites	106,617	106,036	104,359	103,377	102,268
Transient RV sites	15,693	15,856	15,915	16,187	16,282
Total sites	122,310	121,892	120,274	119,564	118,550

MH occupancy	94.7%	94.6%	95.2%	95.1%	94.8%
RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Total blended MH and RV occupancy	95.8%	95.8%	96.2%	96.1%	95.9%

1st Quarter 2018 Supplemental Information     11          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
DEBT OUTSTANDING
Mortgage loans payable	$2,826,225	$2,867,356	$2,822,640	$2,832,819	$2,774,645
Secured borrowings (4)	124,077	129,182	134,884	139,496	141,671
Preferred OP units - mandatorily redeemable	37,338	41,443	45,903	45,903	45,903
Lines of credit (11)	141,800	41,257	—	435	178,328
Total debt	$3,129,440	$3,079,238	$3,003,427	$3,018,653	$3,140,547

% FIXED/FLOATING
Fixed	90.6%	93.7%	94.9%	94.9%	89.4%
Floating	9.4%	6.3%	5.1%	5.1%	10.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

WEIGHTED AVERAGE INTEREST RATES
Mortgage loans payable	4.25%	4.25%	4.26%	4.26%	4.26%
Preferred OP units - mandatorily redeemable	6.61%	6.75%	6.87%	6.87%	6.87%
Lines of credit (11)	3.01%	2.79%	—%	—%	2.52%
Average before Secured borrowings (4)	4.22%	4.26%	4.30%	4.30%	4.19%
Secured borrowings (4)	9.97%	9.97%	9.98%	9.99%	10.01%
Total average	4.45%	4.50%	4.56%	4.56%	4.45%

DEBT RATIOS
Net Debt / Recurring EBITDA (1) (TTM)	6.2	6.3	6.0	6.0	7.0
Net Debt / Enterprise Value	28.8%	28.2%	28.3%	27.2%	32.8%
Net Debt + Preferred Stock / Enterprise Value	29.0%	28.5%	29.4%	28.4%	34.2%
Net Debt / Gross Assets	41.9%	41.8%	39.0%	38.0%	44.8%

COVERAGE RATIOS
Recurring EBITDA (1) (TTM) / Interest	3.6	3.6	3.5	3.4	3.3
Recurring EBITDA (1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	3.4	3.3	3.2	3.1	3.0

MATURITIES/PRINCIPAL AMORTIZATION NEXT FIVE YEARS	Remaining 2018	2019	2020	2021	2022
Mortgage loans payable:
Maturities	$26,186	$40,407	$58,078	$270,680	$82,544
Weighted average rate of maturities	6.13%	6.17%	5.92%	5.53%	4.46%
Principal amortization	40,672	56,820	57,593	56,612	54,001
Secured borrowings (4)	4,081	5,866	6,396	6,867	7,085
Preferred OP units - mandatorily redeemable	1,500	1,175	—	—	—
Lines of credit (11)	—	2,311	—	140,000	—
Total	$72,439	$106,579	$122,067	$474,159	$143,630

1st Quarter 2018 Supplemental Information     12          Sun Communities, Inc.

Statements of Operations – Same Community(2)
(amounts in thousands except for Other Information)

	Three Months Ended March 31,
	2018	2017	Change	% Change
REVENUES:
Income from real property (12)	185,119	175,206	$9,913	5.7%

PROPERTY OPERATING EXPENSES:
Payroll and benefits	15,041	14,845	196	1.3%
Legal, taxes & insurance	2,424	1,513	911	60.2%
Utilities (12)	13,881	12,377	1,504	12.2%
Supplies and repair (13)	5,028	4,670	358	7.7%
Other	5,430	5,236	194	3.7%
Real estate taxes	13,360	13,107	253	1.9%
Total property operating expenses	55,164	51,748	3,416	6.6%
NET OPERATING INCOME (NOI)(1)	$129,955	$123,458	$6,497	5.3%

	As of March 31,
	2018	2017	Change	% Change
OTHER INFORMATION
Communities	336	336	—

MH occupancy (3)	96.9%	96.0%
RV occupancy (3)	100.0%	100.0%
MH & RV blended occupancy % (3)	97.6%	95.4%	2.2%

Sites available for development	7,602	6,421	1,181	18.4%

Monthly base rent per site - MH	$542	$523	$19	3.8%	(15)
Monthly base rent per site - RV (14)	$446	$426	$20	4.6%	(15)
Monthly base rent per site - Total (14)	$521	$502	$19	3.8%	(15)

1st Quarter 2018 Supplemental Information     13          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended March 31,
	2018	2017	Change	% Change
REVENUES:
Rental home revenue	$13,020	$12,339	$681	5.5%
Site rent included in Income from real property	16,309	15,719	590	3.8%
Rental program revenue	29,329	28,058	1,271	4.5%

EXPENSES:
Commissions	330	610	(280)	(45.9)%
Repairs and refurbishment	2,314	2,281	33	1.5%
Taxes and insurance	1,535	1,437	98	6.8%
Marketing and other	991	774	217	28.0%
Rental program operating and maintenance	5,170	5,102	68	1.3%
NET OPERATING INCOME (NOI) (1)	$24,159	$22,956	$1,203	5.2%

Occupied rental home information as of March 31, 2018 and 2017:
Number of occupied rentals, end of period*	11,074	10,888	186	1.7%
Investment in occupied rental homes, end of period	$504,402	$465,479	$38,923	8.4%
Number of sold rental homes (YTD)*	234	240	(6)	(2.5)%
Weighted average monthly rental rate, end of period*	$933	$889	$44	5.0%

1st Quarter 2018 Supplemental Information     14          Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended March 31,
	2018	2017	Change	% Change
REVENUES AND EXPENSES:
New home sales	$11,893	$6,883	$5,010	72.8%
Pre-owned home sales	23,007	20,380	2,627	12.9%
Revenue from home sales	34,900	27,263	7,637	28.0%

New home cost of sales	10,197	5,848	4,349	74.4%
Pre-owned home cost of sales	16,374	15,035	1,339	8.9%
Cost of home sales	26,571	20,883	5,688	27.2%

NOI / Gross Profit (1)	$8,329	$6,380	$1,949	30.6%

Gross profit – new homes	$1,696	$1,035	$661	63.9%
Gross margin % – new homes	14.3%	15.0%	(0.7)%
Average selling price – new homes*	$112,198	$90,566	$21,632	23.9%

Gross profit – pre-owned homes	$6,633	$5,345	$1,288	24.1%
Gross margin % – pre-owned homes	28.8%	26.2%	2.6%
Average selling price – pre-owned homes*	$31,473	$27,173	$4,300	15.8%

Home sales volume:
New home sales*	106	76	30	39.5%
Pre-owned home sales*	731	750	(19)	(2.5)%
Total homes sold*	837	826	11	1.3%

1st Quarter 2018 Supplemental Information     15          Sun Communities, Inc.

Acquisitions and Other Summary (16)
(amounts in thousands except for statistical data)

Three Months Ended March 31, 2018
REVENUES:
Income from real property	$4,052

PROPERTY AND OPERATING EXPENSES:
Payroll and benefits	618
Legal, taxes & insurance	58
Utilities	632
Supplies and repair	147
Other	331
Real estate taxes	476
Property operating expenses	2,262

NET OPERATING INCOME (NOI) (1)	$1,790

As of March 31, 2018
Other information:
Number of properties	14
Occupied sites (17)	1,929
Developed sites (17)	2,038
Occupancy % (17)	94.7%

1st Quarter 2018 Supplemental Information     16          Sun Communities, Inc.

Property Summary
(includes MH and Annual RV’s)

COMMUNITIES	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
FLORIDA
Communities	123	123	121	121	121
Developed sites (17)	37,726	37,254	36,587	36,661	36,533
Occupied (17)	36,546	36,170	35,414	35,479	35,257
Occupancy % (17)	96.9%	97.1%	96.8%	96.8%	96.5%
Sites for development	1,397	1,485	1,469	1,368	1,359
MICHIGAN
Communities	68	68	68	68	67
Developed sites (17)	25,881	25,881	25,498	25,496	25,024
Occupied (17)	24,319	24,147	23,996	23,924	23,443
Occupancy % (17)	94.0%	93.3%	94.1%	93.8%	93.7%
Sites for development	1,371	1,371	1,752	1,752	1,798
TEXAS
Communities	21	21	21	21	21
Developed sites (17)	6,614	6,601	6,410	6,312	6,292
Occupied (17)	6,191	6,152	6,041	6,021	5,943
Occupancy % (17)	93.6%	93.2%	94.2%	95.4%	94.5%
Sites for development	1,100	1,100	1,277	1,345	1,387
CALIFORNIA
Communities	27	27	27	23	23
Developed sites (17)	5,692	5,692	5,693	4,894	4,865
Occupied (17)	5,646	5,639	5,630	4,834	4,804
Occupancy % (17)	99.2%	99.1%	98.9%	98.8%	98.8%
Sites for development	389	389	379	367	411
ONTARIO, CANADA
Communities	15	15	15	15	15
Developed sites (17)	3,650	3,634	3,620	3,564	3,451
Occupied (17)	3,650	3,634	3,620	3,564	3,451
Occupancy % (17)	100.0%	100.0%	100.0%	100.0%	100.0%
Sites for development	1,664	1,696	1,628	1,628	1,628
ARIZONA
Communities	11	11	11	11	11
Developed sites (17)	3,797	3,786	3,602	3,589	3,582
Occupied (17)	3,468	3,446	3,410	3,383	3,370
Occupancy % (17)	91.3%	91.0%	94.7%	94.3%	94.1%
Sites for development	—	—	269	269	269
INDIANA
Communities	11	11	11	11	11
Developed sites (17)	3,048	2,900	2,900	2,900	2,900
Occupied (17)	2,785	2,756	2,759	2,758	2,741
Occupancy % (17)	91.4%	95.0%	95.1%	95.1%	94.5%
Sites for development	318	466	330	330	330

1st Quarter 2018 Supplemental Information     17          Sun Communities, Inc.

Property Summary
(includes MH and Annual RV’s)

COMMUNITIES	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
OHIO
Communities	9	9	9	9	9
Developed sites (17)	2,756	2,759	2,757	2,735	2,719
Occupied (17)	2,672	2,676	2,676	2,643	2,623
Occupancy % (17)	97.0%	97.0%	97.1%	96.6%	96.5%
Sites for development	75	75	75	75	75
COLORADO
Communities	8	8	8	8	8
Developed sites (17)	2,335	2,335	2,335	2,335	2,335
Occupied (17)	2,327	2,325	2,318	2,326	2,329
Occupancy % (17)	99.7%	99.6%	99.3%	99.6%	99.7%
Sites for development	650	650	670	656	656
OTHER STATES
Communities	57	57	57	57	56
Developed sites (17)	15,118	15,194	14,957	14,891	14,567
Occupied (17)	14,544	14,587	14,532	14,439	14,130
Occupancy % (17)	96.2%	96.0%	97.2%	97.0%	97.0%
Sites for development	2,381	2,385	2,540	2,582	1,977
TOTAL - PORTFOLIO
Communities	350	350	348	344	342
Developed sites (17)	106,617	106,036	104,359	103,377	102,268
Occupied (17)	102,148	101,532	100,396	99,371	98,091
Occupancy % (17)(18)	95.8%	95.8%	96.2%	96.1%	95.9%
Sites for development	9,345	9,617	10,389	10,372	9,890
% Communities age restricted	33.7%	33.7%	33.6%	32.8%	33.0%

TRANSIENT RV PORTFOLIO SUMMARY
Location
Florida	5,870	6,074	6,133	6,244	6,467
Texas	1,360	1,373	1,392	1,403	1,412
Ontario, Canada	1,234	1,248	1,262	1,314	1,451
Arizona	1,085	1,096	1,012	1,025	1,032
New Jersey	931	917	1,016	1,028	1,059
California	806	806	808	808	840
New York	610	614	623	630	588
Maine	591	596	529	533	543
Indiana	519	520	520	520	520
Michigan	256	256	258	260	210
Ohio	148	145	147	169	194
Other locations	2,283	2,211	2,215	2,253	1,966
Total transient RV sites	15,693	15,856	15,915	16,187	16,282

1st Quarter 2018 Supplemental Information     18          Sun Communities, Inc.

Capital Improvements, Development, and Acquisitions
(amounts in thousands except for *)

	Recurring Capital Expenditures	Recurring Capital	Lot		Expansion &	Revenue
	Average/Site*	Expenditures (19)	Modifications (20)	Acquisitions (21)	Development (22)	Producing (23)
YTD 2018	$36	$3,254	$5,050	$9,205	$24,637	$400
2017	$214	$14,166	$18,049	$204,375	$88,331	$1,990
2016	$211	$17,613	$19,040	$1,822,564	$47,958	$2,631

1st Quarter 2018 Supplemental Information     19          Sun Communities, Inc.

Operating Statistics for Manufactured Homes and Annual RV’s

LOCATIONS	Resident Move-outs	Net Leased Sites (24)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	263	376	59	73	343
Michigan	136	172	7	367	24
Ontario, Canada	264	16	2	3	12
Texas	53	39	8	99	7
Arizona	25	22	11	—	51
Indiana	12	29	—	63	1
Ohio	35	(4)	—	34	3
California	7	7	6	2	21
Colorado	—	2	1	24	8
Other locations	413	(43)	12	66	20
Three Months Ended March 31, 2018	1,208	616	106	731	490

TOTAL FOR YEAR ENDED	Resident Move-outs	New Leased Sites (24)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2017	2,739	2,406	362	2,920	2,006
2016	1,722	1,686	329	2,843	1,655

PERCENTAGE TRENDS	Resident Move-outs	Resident Re-sales
2018 (TTM)	2.3%	7.0%
2017	1.9%	6.6%
2016	2.0%	6.1%

1st Quarter 2018 Supplemental Information     20          Sun Communities, Inc.

Footnotes and Definitions

(1)
Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), and earnings before interest, tax, depreciation and amortization (“EBITDA”) as supplemental performance measures. The Company believes that FFO, NOI, and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI, and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.

•
FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles (“GAAP”) depreciation and amortization of real estate assets.

•	NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.

•	EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business (“Core FFO”). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.
The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Further, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company’s interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating activities as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.
EBITDA as defined by NAREIT (referred to as “EBITDAre”) is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated

1st Quarter 2018 Supplemental Information     21          Sun Communities, Inc.

property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company’s performance on a basis that is independent of capital structure (“Recurring EBITDA”).
The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company’s cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.

(2) Same Community results reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at 2018 actual exchange rates.

(3) The Same Community occupancy percentage for 2018 is derived from 102,732 developed sites, of which 100,219 where occupied. The number of developed sites excludes RV transient sites and approximately 1,800 recently completed but vacant MH expansion sites. The Same Community occupancy percentage for 2017 has been adjusted to reflect incremental period-over-period growth from filled expansion sites and the conversion of transient RV sites to annual RV sites.

(4) This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as a secured borrowing. The interest income and interest expense accrue at the same rate and amount.

(5) In January 2018, new accounting guidance became effective, which clarified the definition of a business with the objective of assisting entities in evaluating whether transactions should be accounted for as acquisitions of assets or businesses. Under previous guidance, substantially all of the Company’s property acquisitions were accounted for as business combinations with identifiable assets and liabilities measured at fair value, and acquisition related costs expensed as incurred and reported as Transaction costs. Under the new guidance, the Company expects that substantially all of its future property acquisitions will be accounted for as asset acquisitions. The purchase price of these properties will be allocated on a relative fair value basis and direct acquisition related costs will be capitalized as part of the purchase price. Acquisitions costs that do not meet the criteria for capitalization will be expensed as incurred and reported as General and administrative costs.

(6) Other income / (expense), net for the three months ended March 31, 2018 was comprised primarily of a foreign currency translation loss of $2.5 million. For the three months ended March 31, 2017, the balance was comprised primarily of a foreign currency translation gain of $0.8 million.

(7) These costs represent the expenses incurred to bring recently acquired properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.

(8) The effect of certain anti-dilutive convertible securities is excluded from these items.

(9)
Core FFO(1) for the three months ended March 31, 2018, includes an adjustment of $0.3 million for estimated loss of earnings in excess of the applicable business interruption deductible in relation to our Florida Keys communities that require redevelopment due to damages sustained from Hurricane Irma in September 2017, as previously announced.

(10) The renter’s monthly payment includes the site rent and an amount attributable to the home lease. Site rent is reflected in Real Property NOI. For purposes of management analysis, site rent is included in Rental Program revenue to evaluate the incremental revenue gains associated with implementation of the Rental Program, and to assess the overall growth and performance of the Rental Program and financial impact on the Company’s operations.

(11) Lines of credit includes the Company’s MH floor plan facility. The effective interest rate on the MH floor plan facility was 7.0 percent for all periods presented. However, the Company pays no interest if the floor plan balance is repaid within 60 days.

(12) Same Community results net $7.9 million and $7.6 million of utility revenue against the related utility expense in property operating and maintenance expense for the three months ended March 31, 2018 and 2017, respectively.

1st Quarter 2018 Supplemental Information     22          Sun Communities, Inc.

(13) Same Community property operating and maintenance expense for the three months ended March 31, 2017, excludes $0.8 million of expenses incurred for recently acquired properties to bring the properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.

(14) Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.

(15) Calculated using actual results without rounding.

(16) Acquisitions and other is comprised of nine properties acquired in 2017, three Florida Keys properties that require redevelopment as a result of damage sustained from Hurricane Irma in 2017, one property undergoing redevelopment, and one property that we have an interest in but do not operate.

(17) Includes MH and annual RV sites, and excludes transient RV sites, as applicable. Total sites for development were comprised of approximately 81.6 percent for expansion, 12.6 percent for greenfield development and 5.8 percent for redevelopment.

(18) At March 31, 2018, total portfolio MH occupancy was 94.7 percent (including the impact of approximately 1,800 recently completed but vacant expansion sites) and annual RV occupancy was 100.0 percent.

(19) Recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is five hundred dollars.

(20) Lot modification capital expenditures improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities, which are mandated by strict manufacturer’s installation requirements and state building code, include items such as new foundations, driveways, and utility upgrades.

(21) Capital expenditures related to acquisitions represent the purchase price of existing operating communities and land parcels to develop expansions or new communities. These costs for the three months ended March 31, 2018 include $6.8 million of capital improvements identified during due diligence that are necessary to bring a community to the Company’s standards. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.

(22) Expansion and development expenditures consist primarily of construction costs and costs necessary to complete home site improvements.

(23) Capital costs related to revenue generating activities consist primarily of garages, sheds, sub-metering of water, sewer and electricity. Revenue generating attractions at our RV resorts are also included here and, occasionally, a special capital project requested by residents and accompanied by an extra rental increase will be classified as revenue producing.

(24) Net leased sites do not include occupied sites acquired during that year.

Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.

1st Quarter 2018 Supplemental Information     23          Sun Communities, Inc.